Exhibit 5.1
[Thompson & Knight LLP Letterhead]
January 31, 2007
Eagle Rock Energy Partners, L.P.
16701 Greenspoint Park Drive, Suite 200
Houston, Texas 77060
Ladies and Gentlemen:
     We have acted as counsel to Eagle Rock Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), in connection with the preparation and filing of a registration statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, relating to the offering and sale of up to an aggregate of 3,770,706 common units representing limited partner interests in the Partnership (the “Common Units”), to be sold by certain selling unitholders, as described in the Registration Statement.
     We are rendering this opinion as of the time the Registration Statement becomes effective in accordance with Section 8(a) of the Securities Act.
     In connection with the opinion expressed herein, we have examined the originals or copies, certified or otherwise authenticated to our satisfaction, of the Registration Statement and such records of the Partnership, certificates of public officials and of officers of the Partnership, and other agreements, instruments and documents as we have deemed necessary to require as a basis for the opinion hereinafter expressed. We have assumed that (i) all information contained in all documents reviewed by us is true, complete and correct, (ii) all signatures on all documents reviewed by us are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof, (v) each natural person signing any document reviewed by us had the legal capacity to do so, and (vi) each natural person signing any document reviewed by us in a representative capacity had authority to sign in such capacity.
     Based on the foregoing and in reliance thereon, and subject to the assumptions and qualifications specified herein, it is our opinion that the Common Units have been duly authorized and will, when sold as described in the Registration Statement, be validly issued, fully paid and nonassessable.

     In rendering the opinion expressed herein, we have assumed that no action heretofore taken by the Partnership in connection with the matters described or referred to herein will be modified, rescinded or withdrawn after the date hereof.
     We express no opinion as to any matter other than as expressly set forth above, and no opinion, other than the opinion given herein, may be inferred or implied herefrom. We undertake no, and hereby disclaim any, obligation to advise the Partnership or anyone else of any change in any matter set forth herein.
     We hereby consent to the reference to this firm in the Prospectus in the Registration Statement under the caption “Validity of the Common Units” as the attorneys who will pass upon the legal validity of the Common Units and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. The foregoing, however, shall not constitute an admission to our being experts as provided for in Sections 7 and 11 of the Securities Act.

Respectfully submitted,

/s/ THOMPSON & KNIGHT LLP THOMPSON & KNIGHT LLP
TRL/KT